UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2014

MOTOROLA SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On October 27, 2014, Motorola Solutions, Inc., a Delaware corporation (the “Company”) completed its previously-announced disposition of the Company’s Enterprise business (the “Enterprise Business”) pursuant to the Master Acquisition Agreement (the “Master Acquisition Agreement”), dated as of April 14, 2014, by and between the Company and Zebra Technologies Corporation, a Delaware corporation (“Purchaser”). Certain assets and liabilities that the Company has historically reported as part of its Enterprise Business operating segment, including its iDEN infrastructure business, were excluded from the transaction. In addition, the Company retained certain corporate and general costs that have historically been allocated to the Enterprise Business.

Purchaser paid to the Company aggregate consideration of $3.45 billion in cash, subject to certain adjustments, and assumed certain liabilities related to the Enterprise Business.

Item 8.01.  Other Events.

On October 27, 2014, the Company issued a joint press release with Purchaser announcing the closing of the disposition of the Enterprise Business. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The assets and liabilities of the Enterprise Business included in the transaction were reported as held for disposition and the related results of operations were reported as discontinued operations beginning with the unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2014. In addition, the Company’s historical audited financial statements have been retroactively reclassified to reflect the discontinued operations treatment of the Enterprise business included in the transaction in the Current Report on Form 8-K that the Company filed on August 7, 2014. Accordingly, the Company has not included pro forma financial statements in this Item 9.01(b).

(d)	Exhibits

99.1 Press Release, dated October 27, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

By:	/s/ John K. Wozniak
Name: John K. Wozniak Title: Corporate Vice President and Chief Accounting Officer

Dated: October 27, 2014

EXHIBIT INDEX

Number	Exhibit

Exhibit 99.1	Press release, dated October 27, 2014